Exhibit 10.6

Pre-movie Advertisement Local Agency Contract

Party A :Youmu advertising Co., Ltd

Address:

Party B: Leaping Media Group Co., Ltd

Address:

After friendly negotiation, both Party A and Party B, in accordance with the principle of mutual benefit and common development, on the basis of complying with the "Contract Law of the People's Republic of China" and other relevant laws and regulations of China, Party A authorizes Party B to exclusively represent the pre-movie advertisement in 32 theaters (see Table 1 for details) in Shenyang, Dalian, Fushun, Yingkou and Panjin (hereinafter referred to “five cities”) in Liaoning Province. Both Parties reached a consensus on the cooperation of the local pre-movie advertisement and voluntarily signed this contract.

Advertising agency and publishing contract terms- definition of pre-movie advertisement

Pre-movie advertisement: Advertisements that are broadcasted before all the movies broadcast all the screenings of cooperative cinemas in the contract. The advertising agreement under this contract applies only to the “local single”pre-movie advertisements defined in this contract.

1. Cooperation Content

1. 1. Form of Cooperation:

1.1.1. Party A authorizes Party B the exclusive pre-movie advertisement investment right of five cities locally (defined below) , and Party B shall pay Party A the corresponding consideration.

Table 1, list of theaters and list of cooperative movie halls

No	City	Name of the cinema	Amount of movie halls	time duration (Min)
1	Shenyang	Lumiai Shenyang Wanxianghui Cinema	9	2
2	Shenyang	Longzhixing International Cinema Beizhan Branch	15	2
3	Shenyang	CGV Cinema Zhongjie Branch	8	2
4	Shenyang	CGV Cinema Financial Center Branch	10	2
5	Shenyang	Meijiale Cinema	7	2
6	Shenyang	Shenyang JInyi Cinema	10	1.5
7	Shenyang	Yaolaichenglong International Cinema	6	2
8	Shenyang	Shenyang Bailigong Cinema(Henglong Branch)	6	2
9	Shenyang	Shenyang Qianshengdashang Cinema	7	2
10	Shenyang	Shenyang Womei Cinema	6	2
11	Shenyang	Chengtianjiahe Cinema Huanyu Branch	6	2
12	Shenyang	Chengtianjiahe Cinema Hupo Branch	7	2
13	Shenyang	Shenyang Dashang Cinema	6	2
14	Shenyang	Chengtianjiahe Cinema Yifeng Branch	8	2
15	Shenyang	Xinfulantao International Cinema	7	2
16	Shenyang	Shenyang Yueyinghui Cinema	6	2
17	Dalian	CGV Cinema Baiweinian Branch	8	2
18	Dalian	Chengtiajiahe Cinema	4	2
19	Dalian	Migaopmei International Cinema	7	2
20	Dalian	CGV Cinema Donggang Branch	9	2
21	Dalian	Dongrongdaduhui Cinema	11	2
22	Dalian	Xingmei International Cinema	6	2
23	Dalian	Star Time Cinema	7	2
24	Dalian	Xinmatedashang Cinema	6	2
25	Dalian	Dongrongdaduhui Cinema	11	2
26	Fushun	CGVCinema Wugongjie Branch	8	2
27	Fushun	Chengtianjiahe Cinema	7	2
28	Fushun	Chengtianjiahe Cinema Xingchen Branch	4	2
29	Yingkou	Xingmei international Cinema	3	2
30	Yingkou	Chengtianjiahe Cinema	8	2
31	Panjin	CGV Cinema	7	2
32	Panjin	Dashang Cinema	7	2

1.1.2. Definition of local customers of pre-movie advertisement:

a)The customer is a independent legal entity and it's industrial and commercial registration place is in five cities (including the jurisdiction of five cities, the same below) is regarded as the local customer of five cities, and the pre-movie advertisement which released in 5 local cities by local customers called local pre-movie advertisement.

b) Secondary and below institutions or chain institutions with independent or non-independent legal person status, the industrial and commercial registration place is in five cities, the advertising release plan is provided by the it independently, the contract is signed with the secondary or lower institutions or chain agencies, and the Advertisements fee that are solely borne by them, but do not include advertisements published by such institutions or chain agencies across provinces and cities that contain only a small amount of localized content.

1.2. Cooperation period: The cooperation period for the above 32 theaters is from Sep 1, 2018 to Dec 31. 2019.

1.3. Cooperation price: The cooperation price of the above 32 theaters is RMB .

1.4. Special commitment about cooperation with newly increased cinema resources

1) Party B promises that Party B must cooperate with Party A for Party A's newly cooperated cinemas of the five cities in the cooperation period. The specific cooperation price refers to the amount of cooperation in this contract and combines the size of the theater, the business district and the estimated city rankings and a supplementary agreement need to be signed. If Party B has not signed a supplementary agreement with Party A within 7 working days after Party A has notified Party B in writing that it has cooperated with the newly added cinema resources in the same city as stipulated in this Article, Party A has the right to terminate this Agreement and Do not assume any liability for breach. Party B's other breach of contract can be found in Article 4, 3, 2) of this contract.

2) Any party's actions such as separation, merger or equity transfer shall not affect the execution of this contract and shall continue to perform all the rights and obligations in the contract.

1.5. Advertisement playing order: Party B's advertisement (local pre-movie advertisement) + Party A's advertisement (non-local pre-movie advertisement + Party A's Patch advertisement) + movie (including movie trailer).

1.6. Before signing the contract, Party A has signed a contract that needs to be executed within the time limit stipulated in this contract. Party B agrees to execute the contract in accordance with Party A's signed contract until the expiration of the contract. It is not deemed that Party A has breached the contract. The specific information of the contract signed by Party A is as follows (the following table number 7 is the advertisement of China Postal Savings Bank. Party A agrees to settle the settlement with Party B at RMB / 15 seconds / hall / week, and takes up the time of Party B's local pre-movie advertisement.

No	Name	Time duration (seconds)	Release time range	Release Cities
1		15	01.09.2018-31.12.2018	Shenyang
2		30	01.09.2018-27.12.2018	Fuahun Panjin Yingkou
3		15	01.09.2018-31.01.2019	Dalian
4		10	01.09.2018-06.02.2019	Shenyang
5		15	01.09.2018-12.09.2018 11.22.2018-19.12.2018	Dalian
6		15	01.09.2018-12.09.2018	Dalian
7		15	01.09.2018-31.12.2018	Shenyang
8		15	01.09.2018-12.09.2018	Dalian
9		15	01.09.2018-05.09.2018	Dalian

2. Rights and Obligations

2.1. Party A's rights and obligations

2.1.1. During the contract period, Party A shall not accept any form of local pre-movie advertisements for five cities mentioned in this contract. However, some of the theaters not covered by this contract have their own advertising time. This self-use advertising time can be used by the theater for local direct customers who use the cinema to thank the ticketing cooperation, marketing activities, movie hall title sponsor and cinema group strategy (direct customers include but are not limited to the publication of the brand and products' owner of such advertisements). Party A shall directly notify Party B in advance. Party A shall not be liable for breach of contract in the event of exercising the obligation of notifying.

2.1.2. In order not to violate the industry practice and related policy, Party A has the right to release the closest pre-movie advertisement in the cinemas mentioned in this contract, and Party B has no right to undertake the release of the closest pre-movie advertisement in any form, regardless of whether the closest pre-movie advertiser is the local business of the five cities.

2.1.3. Party A shall guarantee the exclusive agency qualification of the theater mentioned in this contract and guarantee that the cooperation with the cinema will continue to be effective during the cooperation period of this contract. If Party A's cooperation with the contracted cooperative theater changes or terminates, Party A shall notify Party B in advance, and Party A shall not be liable for breach of contract in the event of exercising the obligation of disclosure. Both parties shall determine the amount of execution according to the actual cooperation period. The remaining cooperation period and the cooperation amount shall be replaced by other exclusive cinema resources of five cities of Party A, deferred compensation or refunded to Party B. The two parties shall sign a supplementary agreement in this condition.

2.1.4. If the theater is closed for maintenance or dismantling, Party A shall inform Party B after receiving the notice from the theater. If the theater is under repairing, after the maintenance and broadcasting renewed, Advertisements during the off-air broadcasting period will be postponed. This kind of off-air broadcasting is not included in the compensation range. Party A will not be liable for breach of contract in the event of the obligation to inform. If the theater has been closed for more than 3 months, the corresponding contract period will be postponed after the theater is reopened. If the theater is demolished, the cooperation of the theater will be terminated. The two parties should negotiate to confirm the use of other exclusive cinema resources in the five cities of Party A to replace the deferred compensation. The specific adjustment plan will be signed a supplementary agreement.

2.1.5. Party A has the right to supervise and guide Party B's advertising sales price of cooperative cinemas in this contract. If Party B sells less than the sales price stipulated in this contract, and this behavior Influenced the cooperation between Party A and contracted cinemas, or affecting the cooperation between non-local single customers and Party A . Party A has the right to request Party B to correct the relevant behavior. If Party B does not correct within the time limit, Party A has the right to terminate this contract. Party A shall not bear any default unless it refunds the relevant expenses that Party B has not implemented. Both parties agrees that Party B’s minimum sales price is: Party B promises that the price of 30 seconds will be no less than RMB / 4 weeks / hall and the price of 15 seconds is not lower than RMB / 4 weeks / hall when Party B sells the pre-movie advertisement.

2.1.6. Party A has the right to review the quality of the advertisements and copies (including digital copies) provided by Party B in accordance with the relevant laws and regulations and the relevant regulations of the theater. If Party B’s advertisements have not passed the review by Party A, Party A may refuse to broadcast; for the reviewed advertisements, Party A shall publish advertisements in accordance with the advertisements provided by Party B.

2.1.7. Party A has the right to review Party B's advertising source. Party B shall cooperate with the provision of corresponding evidence to prove it. Otherwise, Party B shall be deemed to be in breach of contract. During the investigation period, Party A has the right to refuse to broadcast the advertisement and shall not be liable for breach of contract. It has been verified that if the advertisement is an advertisement directly or indirectly broadcasted by Party A’s national or local competitive company (competitive company: a company that engages in movie advertising investment and publishing business at the national or local level) or a pre-movie advertisement other than the local pre-movie advertisements which clearly defined in this contract. Party A has the right to refuse to broadcast the advertisements. The breach of contract liability and compensation caused by this reason shall be borne by Party B. Party A shall not be liable for any liability.

2.1. 8. If Party A finds that Party B has accepted the non-local pre-movie order in the name of the local pre-movie advertisement defined in the contract, and the video f the advertisement which party A provides Party B released in the theaters located except the five cities simultaneously. Party A shall be deemed to have objected to Party B's breach of contract and the infringement proof is completed. Party B shall stop broadcasting the advertisement at the first time. If the advertisement is confirmed by Party A before the publication, Party A shall not investigate and affix the Liability for  Party B.

2.19. Party A shall broadcast the advertisement of Party B as scheduled according to the time and content of the advertisement execution order. Party B allows Party A's advertising mis-broadcasting rate to be less than 0.5%, the third-party monitoring reports will be as the criterion. If Party A has a phenomenon that the mis-broadcasting rate exceeds0.5%, it must be signed and confirmed by the on-duty personnel on the spot, and the mis-broadcasting advertisement will be replenished at a double time. And this principle will apply to all this kind of situation. After the double time replenished, Party A does not need to make other compensation.

2.1.10. Party A shall notify Party B in written form within 30 days after receiving the cinema notice of the major adjustments in the playing time and the playing period due to reasons such as theater decoration, building construction, adding halls, expansion of the hall, replacement of playing equipment, etc. If the increase or decrease rate of all the theaters involved in this contract is within 10% (including 10%), both parties agree not to adjust the amount of the contract. the increase or decrease rate of all the theaters involved in this contract is more than 10%, the two parties will sign a supplementary agreement according to average price of the box office and the advertising room in this contract, and combine the factors such as the size of the cinema and the number of seats, the business district, the box office and the estimated city ranking cooperative price etc.

2.1.11. In case of major events or unexpected events and unforeseen events leading to changes to Party B’s advertising broadcasting, Party A shall communicate with Party B by telephone in time. The two parties may negotiate according to the actual situation and properly resolve them. Party shall notify Party B in writing within three working days after receiving the notice from the theater.

2.1.12. In the contract period, if Party A, except for this contract, adds an exclusive cinema to the former theater in five cities. Party A shall notify Party B in writing within three working days after receiving the notice from the theater.

2.1.13. Party A shall provide Party B with an advertisement proof with the cinemas official seal within 7 working days after the advertisement is off issued.

2.2. Party B's rights and obligations:

2.2.1. Party B has the exclusive local investment attracting right for the cooperative cinemas in the five cities stipulates in this contract.

2.2.2. Except for the local investment attracting business of the pre-movie advertisements stipulated in this contract, without the written consent of Party A, Party B shall not undertake any advertisement other than the local pre-movie order clearly defined in this contract. which is within the cooperation resources with Party A, (including but not limited to non-local orders, closest pre-movie advertisements, and Party A national or local competitors’ pre-movie advertisements or closest pre-movie advertisement . Party B shall not accept the pre-movie advertisements directly or indirectly released by Party A's national or local competitive companies and also shall not accept the advertisements directly or indirectly released by Party A's national or local competitive companies’ partner companies. Party A's competing company definition: a company that engages in movie advertising and business promotion at the national or local level.

2.2.3. Party A shall change the advertisement on the Thursday of each week. Party B shall transfer the “Advertising Information Confirmation” (see Annex 1) and digital format advertising material and designated mailboxes to Party A’s designated email address 5 working days (excluding weekends and holidays)in advance before the release of advertisement. The designated mailbox of Party B and the mailbox designated by Party A are as follows (if the information of both parties changes, the Party needs to notify the other party in time):

1) Party B's designated email address:

2) The designated email address of Party A:

2.2.4. The digital format advertisement copy shall be produced by Party B, and Party B shall not be responsible for the corresponding production expenses. In order to ensure the effectiveness of the advertisement, Party B’s digital format materials should meet the requirements of high-definition materials. If Party B’s digital format materials do not meet the HD standard and leads to the complaint about this advertisement of the theater, viewers or other advertisers clients. The above-mentioned unqualified advertisements shall be unilaterally repealed after 12 hours from the "Customer confirmation letter of repealing advertisement in advance" issued to Party B and shall not bear any responsibility. After Party B provides a copy of the high-definition digital format advertisement that meet the standard, Party A will re-publish the advertisement in accordance with the publication standards stipulated in this contract. Party A shall not bear any responsibility for the loss of Party B caused by the delay in publication. The requirements and classifications of HD material are as follows:

No	Item	Requirement
1	material	1. sequence frame: TIF sequence frame picture (24 sleeves 7 seconds) 2.video: HD HD video (AVI, MOV, MP4 format), frame frequency: 24 or 25 posts 7 seconds

2	picture	Effective screen ratio	Effective screen resolution	Screen effect	Output ratio
		16:9	1920x1080	Not full of the screen	Not less than 30000kb/s
		2.39:1	1920x804	full of the screen
		1.85:1	1920X1038	full of the screen

3	Voice frequency	1, two-channel stereo: audio frequency: 48000Hz 2, 5.1 channel: provide 6 tracks of audio files, WAV format (C, L, LFE, Ls, R, Rs)
4	volume	±10dB
Remarks	1. The important information subtitle logo contained in the material screen is not less than 10% from the edge of the screen.
2. It is recommended to provide 5.1 channel audio files
3. According to the advertising law, the word "advertising" must be added to the advertisement screen and clearly visible.

2.2.5. Party B shall provide Party A with relevant documents of the following publications before 7 working days (excluding weekends and holidays) on the date of publication. The relevant documents including but not limited to celebrities’ authorization, business license, trademark registration certificate, advertising license , agent certification, etc., in which drugs, alcohol, cosmetics, medical equipment, food, tobacco projects documents should be handled in accordance with advertising regulations and the specific provisions of theaters and relevant state departments.

2.2.6. The length of the advertisement that Party B can publish must be based on 15 seconds as a unit (such as 15 seconds, 30 seconds, 60 seconds).

2.2.7. In the case that Party A’s total advertising time does not expire, Party B may post a timeout advertisement in addition to the local resource duration, and shall pay additional advertising fee to Party A. The specific amount will be confirmed separately based on the current period, the publication price and sales policy.

2.2.8. Within two days after receiving the report of Party A's performance, Party B shall sign and seal the report and return it to Party A. If the report is signed by Party B or returned overdue, It is considered that Party A has not misinformed.

2.2.9. Party B shall designate personnel to use the advertising supervision card provided by Party A to enter the theater for advertising monitoring. Party A shall ensure that Party B's monitoring personnel can conduct normal monitoring and broadcasting activities in the theater, but Party B’s personnel needs to monitor according to the relevant monitoring order of the theater. If Party B’s personnel have a dispute with the theater and Party A shall not bear any responsibility. In the event that a dispute between Party B's monitor and the theater affects Party A's cooperation with the theater, Party B shall bear all losses (including but not limited to direct and indirect losses) caused to Party A. If the monitoring personnel of Party B discovers that the mis-broadcasting or the wrong-broadcasting, they must contact the Party A’s designated personal at the spot, and both parties will confirm it on the spot, and Party A's executives will negotiate with the theater to solve the problem.

2.2.10. Party B release an advertisement in the contracted theater of this contract, Party B has to execute the order to cinema through Party A. Party B shall not have the right to directly issue the execution order to the cinema. Party B does not have the right to directly communicate with the cinema about the implementation of the advertisement. Otherwise if it causes a dispute, Party B will bear the relevant responsibility; if it causes losses to Party A (Including but not limited to the compensation for breach of contract claimed by the theater to Party A and the loss of the expected benefit of Party A due to the cancellation of the theater) Party A shall be liable for compensation.

2.2.11. Without the written consent of Party A, Party B shall not perform this contract by any third party in any form.

2.2.12. Party B guarantees that the advertisements releasing in the contracted theaters have obtained the relevant authorization. The advertising contents are without any violation of any laws and regulations or infringement of the legitimate rights and interests of any third party (including but not limited to intellectual property rights) and the relevant regulations of the cinema. If the dispute arises from the above matters, Party B shall bear the responsibility.

2.2.13. Party B shall confirm the cooperation price and sign the supplementary agreement with Party A within seven working days after receiving the notice of the exclusive pre-movie advertisement cooperation with the newly increased cinema in the five cities by Party A.

3. Settlement and Payment Methods

3.1. Party B shall pay the cooperation fee to Party A on time according to the contract, as specified below. Party A shall issue an invoice to Party B upon receipt of the following cooperation fees from Party B as scheduled, but the invoice issued by Party B shall not be used as proof of payment.

1) Party B shall pay Party A a performance bond in amount of RMB before September 1, 2018. Party A shall issue a receipt of the same amount to Party B after receiving the performance bond from Party B. This contract stipulates that within 15 working days after the expiration of the cooperation, if Party B doesn’t breach the contract, Party A will return all the performance bond to Party B without interest, and Party B shall issue a receipt to Party A after receiving the payment.

2) The pre-movie advertising agency fee of the contract is RMB , and Party B will pay the money in four times, respectively before September 1,2018, December 15, 2018, April 15, 2019. August 15, 2019. 25% of the total annual advertising agency fee will be paid at each time.

3) Unless two parties have other agreement, the above prices will not be adjusted during the cooperation period. If Party B's advertising time has not been fully used, Party A will not compensate or refund any more.

3.2. Party A’s Account Information

Payee:Youmu Advertising Co.,Ltd

Bank of Deposit:

Bank Account Number:

4. Liability for Breach of Contract

4.1. Both Party A and Party B shall perform their respective obligations in accordance with this contract. If either party fails to perform its obligations in accordance with this contract, or leads this Agreement a failure shall be considered as a breach of contract. The defaulting party shall compensate the loss of observant party as following regulations.

4.2. Party A's Liability for Breach of Contract:

1) If Party A has no actual right to authorize Party B, Party B has the right to unilaterally terminate this contract and ask Party A to return the amount of money that already paid by Party B.

2) During the period of cooperation, if Party A does not ensure that Party B has the exclusive local pre-movie advertisement agency right in the contracted cinemas (the third party acts as the exclusive agent which suppose to belong to Party B as stipulated in this contract), except of the situation under terms 1.6,2.1.1,2.1.3 of this contract. Party B has the right to notify Party A in writing, and Party A shall correct it within three days after receiving the notice. Lf no correction has been made, after the written confirmation of both Party A and Party B, Party B has the right to terminate the contract unilaterally and ask Party A to pay liquidated damages at 100% of the cooperation amount, and compensate Party B for the breach of contract caused by the customer.

3) If the theater's public service advertisements undertaken by the theater for coordinating local administrative relations are not in violation of this contract.

4) According to industry practice, if a local commercial real estate advertisement issued by Party B causes the theater’s complaint and has been closed down by the theater, Party A will not be subject to this contract breach and will not be liable for any breach of this contract after receiving the cinema notice and notifying Party B.

4.3. Dealing with Party B's Default:

1) If Party B delays payment of any fees stipulated in this contract, Party A has the right to request Party B to pay the late payment fee of 0.5% of the cooperation amount and has the right to refuse and stop the advertisement of Party B. The advertising fee of Party B will not be deducted during the stop-broadcasting period. Party A does not assume any responsibility for the consequences. If Party B fails to pay the payment and the default period exceeds seven working days, Party A has the right to terminate this contract unilaterally. At the same time, Party B shall pay Party A 100% of the contractual cooperation amount, and Party A shall have the right to deduct all the performance bond of this contract from being refunded.

2) If Party B cannot carry out the cooperation with local pre-movie advertisement cinemas after Party A sent the notice about new-increasing exclusive pre-movie advertisement theaters in five cities to Party B for more than seven days, Party A has the right to terminate this contract in advance and does not assume liability for breach of contract. At the same time, Party A's cooperation fees (including but not limited to advertising agency fees and copy production fees) do not need to be returned to Party B, and has the right to deduct all Party B's performance bond. Party B shall make compensation for all losses (including but not limited to direct or indirect losses) caused to Party A.

3) If a dispute arises between Party B’s monitoring personnel and the theater, the consequences shall be borne by Party B. Party A shall not bear any responsibility. If it damages the cooperation between Party A and the theater, Party B shall compensate for all losses (including but not limited to direct or indirect losses).

4)For the contractual cooperative cinema, if Party B undertakes the advertisements other than the local advertisements clearly defined in this contract or undertake the direct or indirect advertisement of the local or non-local advertisements of Party A’s national or local competition companies, except for compensating all losses caused to the party A (including but not limited to direct losses and indirect losses), Party B shall pay Party A 100% amount of the contract and shall pay the entire income by this business to Party A. At the same time, Party A has the right to deduct all the performance bond of this contract and will not refund it. Party A has the right to unilaterally terminate the contract without any liability.

5) If Party B's advertising content violates the provisions of the cinema regulations and relevant laws and regulations, and Party B shall bear the administrative penalties and related losses.

6) If Party B directly issues an execution order to the theater or directly communicates with the theater about the execution of the advertisement, thereby affecting Party A’s normal advertisement execution management, Party B shall not only compensate Party A for all losses caused to Party A (including but not Limited to direct losses and indirect losses), Party A also has the right to unilaterally terminate the contract without any liability. At the same time, Party A has the right to deduct all the performance bond of this contract and will not refund it.

7)If Party B doesn’t communicate with Party A in the event of a conflict between Party B’s local pre-movie advertisement and Party A’s non-local customer marketing system and that causes losses to Party A, Party B shall pay Party A. 20% of the contract amount of this contract as the compensation.

8) If Party B’s sales price is lower than the contractual advertising price, which affects Party A’s advertising sales or causes customer complaints, and Party B still doesn’t correct after Party A’s written or email reminder. Party B shall compensate all the losses caused to Party A (including but not limited to direct losses and indirect losses), Party A also has the right to unilaterally terminate the contract without any liability.

9) Party B shall bear the confidentiality obligation of the cooperation content and price of this contract. Without the written permission of Party A, Party B shall not notify the contract cooperation terms and cooperation price to any other third-party company or individual. Otherwise, Party A has the right to terminate the contract and Party B will compensate Party A for breach of contract in the amount of 100% of the contract amount.

10) After the signing of this contract, Party B shall not cooperate with Party A's national or local competition companies in the contracted theaters for agency business during the contract period. In case of violation of this agreement, Party A has the right to terminate the cooperation relationship with Party B. At the same time, Party B is willing to make Party B compensation for breach of contract in the amount of 100% of the contract amount, and Party A has the right to deduct all the performance bond of this contract.

11) Before the expiration of the contract, in the event of Party A performs this contract as agreed, if Party B terminates this contract arbitrarily without the written consent of Party A, Party A has the right to deduct all the performance bond of this contract and Party B will compensate Party A for breach of contract in the amount of 100% of the contract amount.

5. Others

5.1. Termination of the Contract:

1) This contract can be terminated by mutual agreement, but a separate written agreement shall be signed.

2) This contract will be terminated from the date of completion of this contract.

5.2. If Party A's cooperation with all the theaters in this contract is terminated early, this contract shall be terminated at the same time. Party A shall return the contracted amount that has been received but not executed to Party B. Party B shall pay the amount that has executed but has not yet paid.

5.3. Settlement of disputes: If there is a dispute arising from the performance of this contract, the two parties shall settle the dispute through friendly negotiation. When the negotiation fails, either party has the right to file a lawsuit in the people's court where the contract is signed.

5.4. Contract validation: This contract shall become effective on the date of the seal of both parties.

5.5. Force Majeure: In the course of performance of this contract, if any party of this contract cannot perform part or all of the contract terms due to force majeure (including legal changes and government orders), the party that suffers force majeure does not need to bear any responsibility, but it shall notice the other party in writing within 10 days since the force majeure occurred. If the above situation causes the theater to stop broadcasting, the contract time will be postponed according to the actual number of days of suspension. If the theater is closed due to the above circumstances, Party A shall notify Party B in writing within seven days, and this contract will be terminated naturally. Party A shall return the contracted amount that has been received but not executed to Party B. In case of other special circumstances, Party A and Party B shall resolve the dispute through negotiation.

5.6. Both Party A and Party B shall affix a copy of their business license to the other party and keep it for the record.

5.7. The various types of notices, agreements which relevant to this contract and legal instruments and documents of disputes arising from the contract between Party A and Party B must be conducted c. in this contract in writing (including but not limited to letters, faxes and e-mails) and in accordance with the address mentioned in this contract. EMS, registered mail or express delivery with good reputation should be used in the form of a letter. If fax or similar communication method, the notification date is the date of the communication. If you use registered mail or courier, the notification date will be the mailing date and proved by the postmark given date or the deliver date. The updated contact person of both parties shall promptly notify in writing, otherwise the relevant documents of this agreement will not be delivered, and the unreported party shall bear the corresponding responsibility.

Party A confirms its valid delivery address as:

Mailing address :

Contact number:

Authorized mailbox:

Fax:

Party B confirms its valid delivery address as:

Mailing address:

Contact number:

Authorized email:

fax:

1) The applicable address range of the two parties' addresses shall include the delivery of various notices, agreements and other documents when the parties are not litigating, as well as the delivery of relevant documents and legal documents in the event of a dispute arising from the contract, including the first instance, second instance, retrial and enforcement procedures after the dispute has entered the arbitration and civil proceedings.

2) Both Parties need to inform the other party in writing if the delivery address needs to be changed. When the address of the party change during the arbitration and civil proceedings, the party shall perform the obligation to notify the change of the address to the arbitration institution and the court.

If Party A and Party B fail to fulfill the notification obligation as described above. The delivery address confirmed by both parties are still regarded as a valid delivery address. If the delivery address provided or confirmed by the party is inaccurate, and the changed delivery address is not promptly followed by the procedure to notice the other party and the court, the party or the designated recipient refuse to sign the receipt leads the legal documents are not actually received by the party, the date of the return of the instrument shall be deemed to be the date of service; if it is delivered directly, If the document has been sent, the date of service shall be deemed to be the date which process server marked on the service receipt. If the obligation to notify the change of the service address is fulfilled, the changed delivery address shall be the valid service address. For the above-mentioned address agreed upon by the parties in the contract, the court may deliver the goods directly by mail when delivering service. Even if the party fails to receive the documents delivered by the court, it shall be deemed to be sent as a result of the contract.

After the dispute enters the arbitration or civil procedure, if the party responds and submits the confirmation of the service address directly to the arbitration institution or the court, the confirmation address is inconsistent with the service address confirmed before the complaint, The confirmed delivery address shall prevail (the service address shall be subject to the delivery method and legal consequences of the delivery specified in Article 5.7.1 above).

5.8 If the contract is not completed, the relevant clauses may be changed or the contract may be terminated after the agreement between the two parties. However, a supplementary agreement shall be signed separately. The supplementary agreement shall be attached to this contract and have the same legal effect as this contract.

5.9. This contract has two copies, each party has one copy, which has the same legal effect.

5.10. The place where the contract was signed: 21st Floor, No. 369, Jiangsu Road, Changning District, Shanghai.

Party A: /s/ Youmu advertising Co., Ltd

Address:

Contact Number:

Party B: /s/ Leaping Media Group Co., Ltd

Address: